EXHIBIT 8.1














                                             February 28, 2003


Impac Secured Assets Corp.                  Impac Funding Corporation
1401 Dove Street                            1401 Dove Street
Newport Beach, California 92660             Newport Beach, California 92660
Impac Mortgage Holdings, Inc.               Deutsche Bank National Trust Company
1401 Dove Street                            1761 East St. Andrews Place
Newport Beach, California 92660             Santa Ana, California 92705-4934
Bear, Stearns & Co. Inc.                    Standard & Poor's, A Division of the
383 Madison Avenue                          McGraw-Hill Companies, Inc.
New York, New York 10179                    55 Water Street, 41st Floor
                                            New York, New York 10041

                  Opinion: Underwriting Agreement
                  Impac Secured Assets Corp.
                  Mortgage Pass-Through Certificates. Series 2003-1
                  -------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Impac Funding Corporation (the "Seller"), Impac Secured Assets Corp. (the "Depositor") and Impac Mortgage Holdings, Inc. ("IMH") in connection with (i) the Mortgage Loan Purchase Agreement, dated as of February 1, 2003 (the "Mortgage Loan Purchase Agreement"), among the Seller, the Depositor and IMH, (ii) the Pooling and Servicing Agreement, dated as of February 1, 2003 (the "Pooling and Servicing Agreement"), among the Seller (in such capacity, the "Master Servicer"), the Depositor and Deutsche Bank National Trust Company (the "Trustee"), and the certificates issued pursuant thereto designated as Mortgage Pass-Through Certificates, Series 2003-1 (collectively, the "Certificates"), (iii) the Underwriting Agreement, dated February 25, 2003 (the "Underwriting Agreement"), among the Seller, the Depositor, IMH and Bear, Stearns & Co. Inc. (the "Underwriter") pursuant to which certain Certificates were sold (the "Underwritten Certificates"), (iv) the Purchase Agreement, dated February 28, 2003 (the "Purchase Agreement"), among the Seller, the Depositor, IMH and the Underwriter (the "Purchaser") pursuant to which certain Certificates were sold (the "Purchased Certificates"), (v) the Prospectus Supplement, dated February 25, 2003 (the "Prospectus Supplement") and the Base Prospectus to




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Impac Secured Assets Corp., Series 2002-3                                Page 2.
June 28, 2002

which it relates, dated February 25, 2003 (the "Base Prospectus"; together with the Prospectus Supplement, the "Prospectus") and (vi) the Private Placement Memorandum, dated February 28, 2003 (the "Private Placement Memorandum"). The Mortgage Loan Purchase Agreement, the Pooling and Servicing Agreement, the Underwriting Agreement and the Purchase Agreement are collectively referred to herein as the "Agreements." Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

         In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

         In rendering this opinion letter, any opinion expressed herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement, and (iv) public policy considerations underlying United States and federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below,




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Impac Secured Assets Corp., Series 2002-3                                Page 3.
June 28, 2002

except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

         This opinion letter is based solely upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York and the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the "1933 Act") and Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code") applicable to a real estate mortgage investment conduit ("REMIC"). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

         The tax opinions set forth below are based upon the existing provisions of the applicable law and regulations issued or proposed thereunder, published rulings and releases of the applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

         Based upon and subject to the foregoing, it is our opinion that:

         1. Each of the Agreements to which the Seller, the Depositor or IMH is a party, assuming the necessary authorization, execution and delivery thereof by the parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Company, Master Servicer or IMH, as the case may be.

         2. The Certificates, assuming the necessary execution, authentication and delivery thereof and payment therefor in accordance with the applicable Agreements, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.





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Impac Secured Assets Corp., Series 2002-3                                Page 4.
June 28, 2002

         3. With respect to each of the Seller, the Depositor and IMH, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

         4. With respect to each of the Seller, the Depositor and IMH, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation or, to our knowledge, any order of any United States federal or State of New York court, agency or other governmental body.

         5. The Registration Statement has become effective under the 1933 Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

         6. The Registration Statement as of its effective date, the date of the Prospectus Supplement and the date hereof, and the Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any financial and statistical information, Computational Materials and ABS Term Sheets contained or incorporated by reference therein as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

         7. To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than any Computational Materials and ABS Term Sheets, as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

         8. The statements made in the Private Placement Memorandum under the headings "Description of the Privately Offered Certificates" insofar as such statements purport to summarize certain provisions of the Certificates and the Pooling and Servicing Agreement, provide a fair summary of such provisions. The statements made in the Private Placement Memorandum, as the case may be, under the headings "Federal Income Tax Consequences," and "ERISA Considerations," to the extent that they constitute matters of United States federal or State of New York law or legal conclusions with respect thereto, while not purporting to discuss all possible




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Impac Secured Assets Corp., Series 2002-3                                Page 5.
June 28, 2002

                  consequences of investment in the Certificates, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         9. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust Fund created by the Pooling and Servicing Agreement is not an "investment company" or "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         10. The Certificates (other than the Class M-2 Certificates and the Class M-3 Certificates) will be "mortgage related securities" as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as each such class is rated in one of the two highest rating categories by at least one "nationally recognized statistical rating organization" as that term is used in that Section.

         11. Assuming the accuracy of and compliance with the representations, covenants and other provisions of the Agreements without any waiver or modification thereof, for United States federal income tax purposes, each of REMIC 1, REMIC 2 and REMIC 3 will qualify as a REMIC within the meaning of the REMIC Provisions of the Code, the Class R-l Interest will constitute the sole class of "residual interests" in REMIC 1 and the Class R-2 Interest will constitute the sole class of "residual interests" in REMIC 2. Each class of Certificates (other than the Class R Certificates) will represent ownership of "regular interests" in REMIC 3 and will generally be treated as debt instruments of REMIC 3 and the Class R-3 Interest will constitute the sole class of "residual interests" in REMIC 3, within the meaning of the REMIC Provisions in effect on the date hereof.

         12. Assuming the accuracy of and compliance with the representations, covenants and other provisions of the Agreements without any waiver or modification thereof, for City and State of New York income and corporation franchise tax purposes, each of REMIC 1, REMIC 2 and REMIC 3 will be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of the Trust Fund. Accordingly, each of REMIC 1, REMIC 2 and REMIC 3 will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any franchise tax liability.






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Impac Secured Assets Corp., Series 2002-3                                Page 6.
June 28, 2002

         This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein and (iii) as otherwise required by law. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.


                                               Very truly yours,